UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial Condition.

On October 26, 2005, PSS World Medical, Inc. (the “Company”) issued a press release in which the Company announced its financial results for the three and six months ended September 30, 2005. This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference. In accordance with General Instruction B.6 of Form 8-K, the information included or incorporated in this report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

The press release contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The following non-GAAP financial measures are included in the attached press release:

(i)

EBITDA. Management believes that EBITDA, which is income from continuing operations, plus the sum of (i) interest expense, (ii) provision for income taxes, (iii) depreciation, and (iv) amortization of intangible assets, less (v) interest and investment income, is a common alternative measure of operating performance used by investors and financial analysts to measure value and liquidity. Management uses this measure internally to evaluate the Company’s performance and believes it to be a consistent and comparable measure of the Company’s performance on an operating cash flow basis.

(ii)

Return on Committed Capital (“ROCC”). ROCC, which is return divided by committed capital, is also a common alternative measure of operating performance used by investors and financial analysts to measure profitability. Management believes that ROCC is a useful measure of capital and asset efficiency.

The Company provides non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company’s GAAP results. A detailed reconciliation of the GAAP results to the non-GAAP results is provided within the press release.

Item 8.01 Other Events.

During fiscal year 2002, the Company sold its International Business, which generated a capital loss carryforward. At the time of sale, management believed it was more likely than not that the Company would be unable to use the capital loss before its expiration in fiscal year 2007 and, accordingly, a valuation allowance was recorded. Based on recent Tax Court rulings, the Company filed a refund claim with the IRS during the three months ended December 31, 2003, to report an ordinary worthless stock deduction on the sale of the International Business. The refund claim reflected a reclassification of the nondeductible capital loss to a tax-deductible ordinary loss. The worthless stock deduction claim was combined with the formal protest to the results of the audit of the Federal income tax returns for the fiscal years ended March 31, 2000 and March 30, 2001 and was submitted to the Appeals Office of the IRS. During the three months ended December 31, 2004, the Company and the Appeals Office of the IRS reached a settlement. This settlement, which was subject to final review and approval by the Congressional Joint Committee on Taxation, resulted in a reduction to the provision for income taxes for the fiscal year ended April 1, 2005 of approximately $5,558,000 (including a state income tax benefit of $425,000), of which approximately $5,071,000 represented the reversal of the valuation allowance. The Company recently received written notification that the Joint Committee on Taxation has found no exception to the settlement agreement, which contained the worthless stock deduction reached with the Appeals Office of the Internal Revenue Service. As a result, the results of operations of the Company during fiscal year 2006 will not be materially impacted.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Number	Description

99.1	Press Release dated October 26, 2005 with respect to the Registrant’s financial results for the three and six months ended September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2005

PSS WORLD MEDICAL, INC.

By: _/s/ David M. Bronson________________

Name:	David M. Bronson
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated October 26, 2005.